Exhibit 16.1

Tim B. Palmieri
CERTIFIED PUBLIC ACCOUNTANT
305 Morning Mist Walk
Suwanee, Ga 30024
(770) 932-6817

March 26, 2004

Securities and Exchange Commission
Main Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549, U.S.A.

        Re:     Sheffield Products, Inc.

Dear Sirs:

We have read the disclosure concerning change in registrant's certifying accountant in Item 4 of Form 8K of Sheffield Products, Inc., dated March 25, 2004, and agree with the statements contained therein.

Very truly yours,

By: /s/ Tim B. Palmieri
Certified Public Accountant